EXHIBIT 16.1

October 24, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Re:	RevCare, Inc.
File No. 000-17192

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of RevCare, Inc. dated October 24, 2003, and have the following comments.

1.                            We agree with the statements made in paragraphs 1, 2, 3 and 4.

2.                            We have no basis on which to agree or disagree with the statement made in paragraphs 5, 6, 7 and 8.

Very truly yours,

Grant Thornton LLP